UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 4, 2007

Date of Report (Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-116843	47-0938234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(zip code)

847-831-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 4, 2007, Solo Cup Company presented at a Bank of America-sponsored Credit Conference. A copy of the presentation is attached as Exhibit 99.1 and is incorporated by reference into this item.

The presentation includes non-GAAP financial measures, including free cash flow, EBITDA, Consolidated EBITDA, Adjusted EBITDA and certain financial measures that exclude unusual items. These non-GAAP measures are not measures of financial performance under GAAP and should not be considered alternatives to net income (loss), or any other performance measures derived in accordance with GAAP or as an alternative measure of liquidity. The non-GAAP financial measures adjust for factors that are unusual and are presented to provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our first lien credit facility. They are also used as a metric to determine certain components of performance-based compensation. Reconciliations of EBITDA, Consolidated EBITDA, Adjusted EBITDA and free cash flow included in the presentation to the most directly comparable GAAP measures can be found in Exhibit 99.1 included with this Form 8-K filing and is incorporated by reference to this item.

The information contained in this Form 8-K, including Exhibit 99.1 attached hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of the information in this Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Form 8-K contains material investor information that is not otherwise publicly available.

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Item 9.01. Financial Statements and Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation dated December 4, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: December 4, 2007